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                                                                    EXHIBIT 99.1



                      [LXR BIOTECHNOLOGY INC. LETTERHEAD]



Contact:  LXR Biotechnology Inc.
          510.412.9100


                     LXR ANNOUNCES FUTURE PLANS FOR COMPANY

        Richmond, California - June 10, 1999 - LXR Biotechnology Inc. (AMEX:LXR) today announced that it would form a small development organization focused only on the preclinical and clinical advancement of its late stage projects, and eliminate operations unrelated to this focus. This is expected to reduce expenses and provide funding for continued operations.

    "We have completed staff reductions to decrease overhead and are continuing to work with US Bancorp Piper Jaffray to identify strategic alternatives for the Company" said Paul J. Hastings, President and Chief Executive Officer. "LXR will now look to experienced outside contractors to identify opportunities for licensing of its nutriceutical product, Lexirin, and to pursue the potential clinical development of HK-Cardiosol(TM). LXR's remaining internal organization will require only minimal staff to manage those contractors," added Hastings.

    As a result of this new strategy, LXR will auction its research laboratory equipment no longer needed for the development of its later-stage products. LXR also plans to relocate its headquarters to a smaller office space in Richmond, California, as part of its efforts to conserve its cash resources.

    G. Kirk Raab, Chairman of the Board of Directors of LXR announced that Paul
J. Hastings will step down as President & Chief Executive Officer on June 14, 1999 but will retain his seat on the Board of Directors. Mr. Hastings will continue in his role on the board of directors to help coordinate the development efforts led by outside collaborators, including the search for strategic alternatives for the company and its products. Mr. Raab will be acting president of the company for an interim period of time.

    "Paul has provided excellent leadership through the past difficult months, and in keeping with his strong sense of responsibility to the company, he will continue to guide certain activities of LXR as a member of the board as he moves on to an important new position in the industry," Raab said.

    LXR Biotechnology Inc. is a biopharmaceutical company engaged in development of innovative therapeutics designed to treat diseases through the control of apoptosis or gene-directed cell death. LXR's compounds include HK-Cardiosol(TM), CP-Cardiosol(TM) and Elirex(TM).

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    Statements in this press release that are not historical are forward looking statements. These forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in any forward looking statements, all of which are difficult to predict and many of which are beyond the control of the Company, including, but not limited to risks and uncertainties related to the ability to further develop its projects through contractors and without physical support facilities, the ability to find strategic or licensing partners for its projects, other risks related to new technologies under development, dependence on collaborative partners, the inherent complexity and uncertainty regarding the development of new pharmaceutical and medical device products, LXR's early stage development, the result of research and development efforts, results of future clinical trials, future capital needs and the uncertainty of additional funding and government regulations regarding approval of clinical trials, and other factors which are detailed in the company's reports filed with the Securities and Exchange Commission. The company does not fully satisfy the American Stock Exchange Guidelines for continued listing, accordingly, there can be no assurance that the listing will be continued.

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For more information, visit LXR Biotechnology's web site at http://www.lxr.com

SOURCE: LXR Biotechnology Inc.